Exhibit 1.1

Jameson Inns, Inc.

Jameson Stock Awards Program

3,000,000 Shares

(Common Stock, $.10 par value)

AGENT AGREEMENT

April     , 2005

THIS AGENT AGREEMENT (the “Agreement”) dated as of April     , 2005 among Brinson Patrick Securities Corporation, a New York corporation having its principal office at 330 Madison Avenue, 9th Floor, New York, NY 10017 (the “Agent”), and Jameson Inns, Inc., a corporation organized and existing under the laws of the State of Georgia (the “Company”).

WHEREAS, the Company is instituting the Jameson Stock Awards Program under which the Company will issue up to 3,000,000 shares of its common stock, par value $.10 per share (the “Stock”), as an award for participants’ stays at the Company’s hotels and upon direct purchase of Stock from the Company; and

WHEREAS, the Agent has agreed to act as the agent of the Company in connection with its implementation of the Frequent Guest Loyalty Program (the “Program”) in which participants receive stock as an award for their stays at the Company’s hotels in certain states on the terms set forth herein.

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Agent agree as follows:

ARTICLE I.

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

1.1. The Company represents and warrants to, and agrees with, the Agent that:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (“Rules and Regulations”). A registration statement on Form S-3 (Registration No. 333-119016) with respect to the Stock, including forms of two separate prospectuses (one captioned “Frequent Guest Loyalty Program” and the other captioned “Direct Stock Purchase Program”), has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations and filed with the Securities and Exchange Commission (the “Commission”) and has become effective. Such registration statement and prospectus may have been amended or supplemented. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the “Registration Statement,” and the final form of prospectus captioned “Frequent Guest Loyalty Program” included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. The Company may issue up to 3,000,000 shares of Stock under the Jameson Stock Awards Program pursuant to the Registration Statement. To the extent the Company desires to issue more than 3,000,000 shares of Stock pursuant to this Agreement, the Company shall file a new registration statement with respect to such shares and shall cause such registration statement to become effective. After the effectiveness of said registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement.

(b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Agent, specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

(c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Stock, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any capital stock of the Company or any security convertible into or exercisable or exchangeable for, such capital stock. The common stock of the Company and the Stock conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(e) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance of the Stock by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby and the issuance and sale of the Stock by the Company (except such as may be required under the Act or such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or by the Nasdaq National Market, if any) has been obtained or made and is in full force and effect. The Stock is included for quotation on the Nasdaq National Market.

(f) The Company agrees to pay the expenses, legal fees and other costs as incurred incident to: (i) the registering of the Agent as a registered broker-dealer in each state of the United States (other than New York State), the District of Columbia and Puerto Rico; (ii) the qualification of two registered representatives of the Agent as agents under the securities laws of each of the jurisdictions referred to in (i); and (iii) the legal representation of Brinson Patrick in connection with the Program, including, but not limited to, legal representation and filing fees incident to securing any required review by the NASD of the terms of the Agent’s compensation in the Program. The Company acknowledges that the expenses, legal fees and other costs set forth in this section are estimated as of the date hereof to be approximately $115,000.

(g) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE II.

SERVICES OF AGENT

2.1. (a) Subject to the terms and conditions stated herein, the Company hereby appoints the Agent an agent of the Company for the purpose of processing enrollments in the Program pursuant to the terms of the Program as set forth in the Prospectus and otherwise acting as the agent of the Company under applicable state securities laws in connection with the implementation of the Program. Nothing contained in this Agreement shall be construed to prevent the Company from offering or selling at any time to any person any Stock directly on its own behalf.

(b) On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, Agent agrees, as agent of the Company, to solicit enrollments in the Program and the issuance of stock award credits for stays in the Company’s hotels by participants in the Program upon the terms and conditions set forth in the Prospectus, as from time to time amended or supplemented.

The Company reserves the right, in its sole discretion, to suspend enrollment acceptance commencing at any time for any period of time or permanently. Upon receipt of notice from the Company, the Agent will forthwith suspend processing enrollment applications until such time as the Company has advised the Agent that such solicitation may be resumed.

(c) At the time of delivery of, and payment for, any Stock issued by the Company as a result of the issuance of shares by the Company pursuant to the Program, the Company agrees to pay such Agent one-half of one percent (0.5%) of the aggregate purchase price of the shares issued by the Company to the Program Administrator for the benefit of the Program participants during the term of this Agreement.

(d) Administrative procedures respecting the sale of Stock (the “Procedures”) shall be agreed upon from time to time by the Agent and the Company. The initial Procedures, which are set forth in Exhibit A hereto, shall remain in effect until changed by agreement among the Company and the Agent. Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures.

ARTICLE III.

COVENANTS OF THE COMPANY

3.1. The Company covenants and agrees with the Agent that:

(a) During the period in which a prospectus relating to the Stock is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Stock; the Company will not file any amendment or supplement to the Registration Statement or Prospectus unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c) Within the time during which a prospectus relating to the Stock is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of issuances, sales of or dealings in the Stock as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Stock during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and will use its best efforts to have any amendment or supplement to the Registration Statement or Prospectus declared effective as soon as possible, unless the Company has reasonable business reasons to defer public disclosure of the relevant information.

(d) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Stock is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(f) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all of its expenses incident to the performance of its obligations hereunder (including, but not limited to, any transaction fees imposed by any governmental or self-regulatory organization with respect to transactions contemplated by this Agreement and any blue sky fees) and will pay the expenses of printing all documents relating to the offering.

(g) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus.

(h) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Article V herein.

(i) The Company shall use its commercially reasonable efforts to cause the Stock to continue to be included for quotation on the Nasdaq National Market.

ARTICLE IV.

COVENANTS OF THE AGENT

4.1 The Agent covenants and agrees with the Company that:

(a) The Agent will promptly become registered as a broker-dealer and have an individual be registered as an agent, and maintain such registrations during the term of this Agreement, in the jurisdictions specified in the Procedures.

(b) During the term of this Agreement, the Company will reimburse the Agent for the fees and expenses incurred by the Agent in effecting and maintaining the registrations referenced in subsection (a) above other than the State of New York. Notwithstanding anything in the preceding sentence to the contrary, in the event that Agent acts as an agent, broker or dealer for any other person in any such state other than New York in connection with any other offering, program or other activity unrelated to the Program and Agent’s activities under this Agreement which requires Agent to be registered as a broker or dealer in any such state or states and, as a result, is entitled to receive any form of compensation or other remuneration from any other person, the parties agree to negotiate and establish an equitable pro-ration of these costs and expenses.

ARTICLE V.

CONDITIONS OF THE AGENT’S OBLIGATIONS

5.1. The obligations of the Agent provided herein shall be subject to the accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have been declared effective. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or the Agent, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Agent’s satisfaction.

(b) The Agent shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock of the Company, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company, or any change in the rating assigned to any securities of the Company.

(d) The Agent shall have received as of the date of the effectiveness of the Registration Statement hereunder (the “Commencement Date”) an opinion of Company Counsel, dated as of the Commencement Date to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia; the Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or by the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases property), except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company; to the best of such counsel’s knowledge, the Company has no subsidiary or subsidiaries (other than Jameson Alabama, Inc., Jameson Properties, LLC, Jameson Properties of Tennessee, L.P., Jameson Outdoor Advertising Company, SIE Corporation, Kitchin Hospitality, LLC, Jameson Inns Financing 0l, L.P. and Jameson Inns Financing Trust I) and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization; and the Company has all requisite corporate power and authority to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus or any document incorporated by reference therein.

(ii) The certificates evidencing the Stock are in due and proper legal form and have been duly authorized for issuance by the Company; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued; and all of the outstanding shares of capital stock of the Company are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The shares of Stock, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right. The Stock is the subject of an effective registration statement permitting its sale in the manner contemplated by this Agreement. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and, to the knowledge of such counsel, there is no commitment, plan or arrangement to issue, any share of capital stock, of the Company or any security convertible into or exercisable or exchangeable for, capital stock of the Company. The Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus.

(iii) The descriptions contained or incorporated by reference in the Registration

Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate, and insofar as such statements constitute a summary of documents referred to therein, matters of law or legal conclusions, are fair summaries of the material provisions thereof and accurately present the information required with respect to such documents and matters. All statutes, legal or governmental proceedings, and all agreements and other documents required to be described in the Registration Statement (or incorporated by reference therein) have been so described. All agreements and other documents known to such counsel to be required to be filed as exhibits to the Registration Statement have been so filed or incorporated by reference therein.

(iv) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Stock by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

(v) The Registration Statement, when it became effective, the Prospectus, each of the documents incorporated by reference in the Registration Statement and the Prospectus and each amendment or supplement thereto, on the date of filing thereof with the Commission (except for the financial statements and notes and schedules and other financial and statistical information included therein, as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations promulgated thereunder, as the case may be.

(vi) The Registration Statement has become effective under the Act and; if applicable, the filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending. The Stock has been approved for quotation on the Nasdaq National Market.

(vii) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(viii) To the best of such counsel’s knowledge, the conditions for use of a Registration Statement on Form S-3 set forth in the General Instructions to Form S-3 have been satisfied with respect to the Company and the transactions contemplated by this Agreement and the Registration Statement.

To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials, and with respect to matters of Georgia law, they may rely upon the opinion of Steven A. Curlee, Esq., general counsel to the Company. Copies of such certificates and opinion shall be furnished to the Agent and its counsel.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for any accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing no facts have come to the attention of such counsel which have caused such counsel to believe that the Registration Statement at the time it (including each post-effective amendment thereto) became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus and any amendments or supplements thereto, on the date of filing thereof with the Commission and at the Commencement Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any belief with respect to matters of title to properties owned by the Company or as to the financial statements and schedules and other financial information included or incorporated by reference in the Registration Statement or the Prospectus).

(e) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the Commencement Date and, if requested, dated as of the first business day of each calendar quarter thereafter (each, a “Certificate Date”), to the effect that, to the best of their knowledge based upon reasonable investigation:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Commencement Date or the Certificate Date (as the case may be), and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Commencement Date and each such Certificate Date (as the case may be);

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

(iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

(iv) Since the date of this Agreement, there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

ARTICLE VI.

INDEMNIFICATION AND CONTRIBUTION

6.1. (a) The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the administration or maintenance of the Program or other activity conducted for or on behalf of the participants in the Program including, but not limited to (A) the Program Administrator’s acts or omissions in connection with purchases of shares on behalf of program participants; (B) the maintenance of records of share ownership on behalf of program participants; (C) the distribution of reports of share ownership of program participants; (D) the termination, liquidation or other actions in respect of the accounts of the participants; or (E) any other actions or omissions related to the foregoing which are taken or committed by the Company or the Program Administrator and which are beyond the scope of the services and responsibilities of Agent contemplated hereby;

(iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the Direct Stock Purchase Program which is covered by the prospectus captioned “Direct Stock Purchase Program;”

(iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any of the matters for which Agent is to be indemnified under (i), (ii) or (iii) above, if such settlement is effected with the written consent of the Company; and

(v) against any and all expense whatsoever, as incurred (including, subject to Section 6.1(c) hereof, the reasonable fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii), (iii) or (iv) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6.1(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Any indemnified party that proposes to assert the right to be indemnified under this Article VI will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party under this Article VI, notify the indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to the indemnified party otherwise than under this Article VI and (ii) any liability that it may have to the indemnified party under the foregoing provision of this Article VI unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against the indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Article VI is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Stock on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6.1(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6.1(d) shall be deemed to include, for the purpose of this Section 6.1(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section

6.1(d), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.1(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6.1(d), will notify any the party from whom contribution may be sought, but the omission so to notify will not relieve that party from whom contribution may be sought from any other obligation it may have under this Section 6.1(d) unless and only to the extent that such omission results in the forfeiture of substantive rights by the party from whom contribution is sought. No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution provided by this Article VI shall not relieve the Company and the Agent from any liability the Company and the Agent may otherwise have (including, without limitation, any liability the Agent may have for a breach of its obligations under Article II hereof).

ARTICLE VII.

REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY

7.1. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Article VI hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling persons, or the Company (or any of its officers, directors or controlling persons), and shall survive delivery of and any payment for the Stock.

ARTICLE VIII.

TERMINATION

8.1. The Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Agent’s obligations hereunder is not fulfilled, (iii) any suspension or limitation of trading in the Stock on the Trading Market, or any setting of minimum prices for trading of the Stock on such Trading Market, shall have occurred, or (iv) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Stock to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Article VI and Article VII hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Article, the Agent shall provide the required notice as specified herein.

8.2. Either party shall have the right, by giving at least ninety (90) days’ prior written notice as hereinafter specified, to terminate this Agreement in its sole discretion. Any such termination shall be without liability of any party to any other party except that the provisions of Article VI and Article VII hereof shall remain in full force and effect notwithstanding such termination.

8.3. This Agreement shall remain in full force and effect unless terminated pursuant to Section 8.1 or 8.2 above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Article VI and Article VII shall remain in full force and effect.

ARTICLE IX.

NOTICES

9.1. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered or faxed and confirmed to the Agent at 330 Madison Avenue, 9th Floor, New York, NY 10017, Attention: Todd Wyche (with a copy sent in the same manner to Lehman & Eilen, Suite 505 · 50 Charles Lindbergh Blvd.· Uniondale, NY 11553-3612, Attention: Bob E. Lehman, Esq.), or if sent to the Company, shall be mailed, delivered or faxed and confirmed to the Company at Jameson Inns, Inc., 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, Attention: Craig R. Kitchin (with a copy sent in the same manner to Conner & Winters, LLP, 3700 First Place Tower, Tulsa, Oklahoma 74103, Attention: Lynnwood R. Moore, Jr., Esq.). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

ARTICLE X.

MISCELLANEOUS

10.1. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Article VI hereof, and no other person will have any right or obligation hereunder.

10.2. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

10.3. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

10.4. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.5 In the event that any action is filed in relation to this Agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all the sums that either party may be called on to pay, a reasonable sum for the successful party’s reasonable attorney fees and other legal expenses incurred in connection with such action.

If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

JAMESON INNS, INC.

By:
Name: Title

BRINSON PATRICK SECURITIES CORPORATION

By:
Name: Title

EXHIBIT A

In performing the services contemplated by this Agreement, it is understood and agreed that Agent shall:

a.	Become a registered broker dealer in each state of the United States, the District of Columbia and Puerto Rico;

b.	Maintain persons who are registered as agents under the securities laws of each of the jurisdictions referred to in a. above as reasonably necessary to allow Agent to perform the functions and services contemplated by this Agreement;

c.	Be listed in the Prospectus and the other sales material as the Agent representing the Company in connection with the Program;

d.	Work with the Registrar & Transfer Company, the Program Administrator, to provide a call-in telephone number for the purposes of:

i  furnishing electronic and/or written copies of the Prospectus to participants and potential participants who may request them;

ii  answering questions about the Program and its terms and conditions;

iii  providing additional documents and materials regarding the Program that may be requested;

iv  providing information about the accounts of the participants.

e.	Provide random reviews of the enrollment forms received from the participants;

f.	Be identified as the Agent in the e-mail notices from the Program Administrator to participants of:

i  the acceptance of the enrollee as a participant in the Program, which notices shall include a link to an electronic version of the Prospectus;

ii  the posting of any supplement to the Prospectus and any reports and proxy statements filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

g.	Utilize the Program Administrator, as may be designated by the Company from time to time, as the agent of the Agent to perform the duties and functions contemplated by the Prospectus; and

h.	Take such additional actions as the parties deem are necessary or appropriate to carry out the duties and commitments of the Agent contemplated hereby.